Exhibit 24.1

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Robert L. Norton and Carrie A. Wolfe, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign FTD, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 and any and all amendments thereto, and to file the same, with all exhibits and schedules thereto, and other documents therewith, with the Securities and Exchange Commission, and hereby grants unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the fifth day of September, 2003.

/S/ ROBERT L. NORTON
Robert L. Norton

/S/ CARRIE A. WOLFE
Carrie A. Wolfe

/S/ MICHAEL J. SOENEN
Michael J. Soenen

/S/ CHRISTOPHER J.D. AINSLEY
Christopher J.D. Ainsley

/S/ HABIB Y. GORGI
Habib Y. Gorgi

/S/ STEPHEN G. KASNET
Stephen G. Kasnet

/S/ STEPHEN G. PAGLIUCA
Stephen G. Pagliuca

/S/ RICHARD C. PERRY
Richard C. Perry